UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2016 (April 29, 2016)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion” and, together with Affinion Holdings, the “Company”) announced that effective May 31, 2016, the Company has appointed Lori A. Tansley to succeed Brian Dick as the Company’s Senior Vice President and Chief Accounting Officer. Ms. Tansley, 45, is a senior finance accounting executive with over 20 years of extensive finance, Big 4 public accounting and corporate controllership experience. From 2013 to May 2016, Ms. Tansley was Managing Director and Global Technical Advisor for GE Capital, the financial services segment of international conglomerate General Electric, where she was responsible for the audit risk assessment for the finance function and for driving research and consultation on complex technical accounting issues with the audit and controllership teams, ensuring compliance with regulatory and current accounting standards as well as company policy. Prior to her Managing Director position at GE Capital, from 1998 to 2013, Ms. Tansley held a variety of key accounting and finance positions at General Electric, including Global Technical Advisor for General Electric where she led technical advisory for all GE Capital audits. Ms. Tansley began her career at PricewaterhouseCoopers. Ms. Tansley is a CPA and a member of the American Institute of Certified Public Accountants and the Institute of Internal Auditors.

In connection with Ms. Tansley’s appointment as Senior Vice President and Chief Accounting Officer, the Company entered into an offer letter with Ms. Tansley, dated as of April 29, 2016 (the “Tansley Offer Letter”). Under the Tansley Offer Letter, Ms. Tansley will receive an annual base salary of $275,000 and be eligible to receive an annual target bonus of 40% of her base salary under the Company’s annual bonus plan for fiscal year 2016, provided that performance objectives are met. In addition, as soon as reasonably possible following the commencement of her employment with the Company, Ms. Tansley will be eligible to receive stock options to purchase 10,000 shares of common stock of Affinion Holdings with a per share exercise price equal to the per share fair market value of Affinion Holdings’ common stock on the date of grant. The stock options will be subject to the terms of Affinion Holdings’ 2015 Equity Incentive Plan and an award agreement to be entered into by Affinion Holdings and Ms. Tansley.

On May 4, 2016, the Company announced that Mr. Dick had previously notified the Company on April 29, 2016 that he will be retiring from his role as the Company’s Senior Vice President and Chief Accounting Officer, effective as of May 31, 2016, and will continue to provide transition and other services to the Company until August 1, 2016.

Also on May 4, 2016, the Company announced that Sloane Levy resigned from the Company, effective June 30, 2016, and will cease to serve as the Company’s Chief Administrative Officer and President, Legacy Membership and Package. Ms. Levy entered into a letter agreement with the Company, dated as of May 2, 2016 (the “Levy Letter Agreement”), in connection with the termination of her employment. Under the Levy Letter Agreement, in addition to the payments and benefits to which Ms. Levy is entitled under her existing employment agreement in connection with the termination of her employment, the Company will provide Ms. Levy with outplacement services for a period of six months at a cost of up to $20,000. Ms. Levy and the Company intend to enter into an Agreement and General Release, the terms of which will be consistent with her existing employment agreement and the Levy Letter Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: May 4, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: May 4, 2016	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

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